UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 24, 2010, the Board of Directors of Eaton Corporation (the “Company”), approved and adopted amendments to the Company’s Amended Regulations (the “Amendments”). The following description of the Amendments is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended Regulations, as so amended, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by this reference.
     In recent years, a number of changes in Ohio law have been adopted that enable Ohio corporations to take advantage of technological advances and modern governance concepts. Prior to adoption of the Amendments, the Amended Regulations did not take advantage of several of these changes. Moreover, many corporations have regulations (by-laws) that contain procedures to be followed by any shareholder who wishes to propose an item of business or director nominee at a shareholder’s meeting. The purpose of such provisions is to provide the directors and other shareholders with advance information concerning the shareholder proposal and director nominee. The Amendments add such provisions to the Amended Regulations. None of the changes (described below) diminish or negatively impact the existing substantive rights of shareholders.
▪	Notice of Shareholder Meetings. The Amendments expressly allow notice of shareholder meetings to be given by personal or overnight delivery, by mail or any other means of communication authorized by a shareholder. Article I, Section 4 of the Amended Regulations.

▪	Notice of Meetings of the Board of Directors. The Amendments expressly allow notice of Board meetings to be given by personal or overnight delivery, mail or any other means of communication authorized by the directors. Article II, Section 4 of the Amended Regulations.

▪	Waiver of Notice. The Amendments provide that, in addition to written notice, a Waiver of Notice of a shareholder or director meeting may be by electronic mail or other transmission capable of authentication. Article I, Section 5.

▪	Annual Financial Statement. As authorized by Ohio law, the Amended Regulations now permit sending copies of the annual financial statement to the shareholders through communication means other than mail. Article I, Section 12 of the Amended Regulations.

▪	Authority and Duty of Directors. The Amendments update the Amended Regulations to conform to the Ohio law provisions that specify the information, opinions, reports and statements the directors may rely upon, when acting in good faith. Article II, Section 1 of the Amended Regulations.

▪	Advance Notice Provisions. The Amendments set forth advance notice provisions for the proposal by shareholders of business to be conducted at annual and special meetings of shareholders and for the nomination by shareholders of candidates for election as directors of the Company at annual and special meetings of shareholders. These advance notice provisions require a proposing or nominating shareholder to make representations regarding his or her ownership of Company securities and intent to appear at the meeting to present the business proposed and to provide a description of certain material interests of the shareholder, the proposed director candidate and certain related persons in the proposed business and of any relationships or voting arrangements relating to the Company’s securities. The provisions also require a proposing or nominating shareholder to provide information relating to any derivative positions in any securities of the Company held or owned by such shareholder or certain related persons, as well as any hedging or similar transactions or arrangements with respect to any of the Company’s securities entered into or made by such shareholder or certain related persons. Further, the provisions require the shareholder to notify the Company of certain changes in the ownership of Company securities, in the voting arrangements relating to the Company’s securities or in derivative positions in Company securities.
▪	The provisions also require additional information about director candidates that are proposed by shareholders, and require nominating shareholders to represent whether they or certain related persons intend to deliver a proxy statement or otherwise solicit proxies from the Company’s shareholders in support of the proposed director candidate. Finally, the amendments require representations from the proposed director candidate relating to voting arrangements with respect to his or her actions as a director of the Company and compliance with the Company’s corporate governance and any other publicly disclosed policies and guidelines.
▪	Other Changes. Finally, the Amendments make several modernizing changes to the Amended Regulations as well as several clarifying and conforming changes, and other technical edits.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation
Date: March 1, 2010	/s/ R. H. Fearon
R. H. Fearon
Vice Chairman and Chief Financial and Planning Officer

Item 9.01. Financial Statements and Exhibits.

Number	Exhibit

3(ii)	Amended Regulations adopted February 24, 2010